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                       HIGHWAYMASTER COMMUNICATIONS, INC.

                              AMENDED AND RESTATED
                             STOCKHOLDERS' AGREEMENT

                                   DATED AS OF

                               SEPTEMBER 27, 1996



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
                                TABLE OF CONTENTS

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT


                                                                            Page


     Section 1.     Definitions. . . . . . . . . . . . . . . . . . . . . . . . 2

     Section 2.     The Recapitalization; Amendment of Certificate of
                    Incorporation  . . . . . . . . . . . . . . . . . . . . . . 6

     Section 3.     Transfer of Securities . . . . . . . . . . . . . . . . . . 7

     Section 4.     Registration Rights. . . . . . . . . . . . . . . . . . .  10

     Section 5.     Governance . . . . . . . . . . . . . . . . . . . . . . .  28

     Section 6.     Miscellaneous. . . . . . . . . . . . . . . . . . . . . .  35








                                      ii

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                              AMENDED AND RESTATED
                             STOCKHOLDERS' AGREEMENT

          This AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT ("AGREEMENT"), dated as of September 27, 1996, amends and restates in its entirety that Stockholders' Agreement, dated as of February 4, 1994 (the "Original Agreement"), by and among HIGHWAYMASTER COMMUNICATIONS, INC., a Delaware corporation (previously named HM HOLDING CORPORATION) (the "COMPANY"), and the other Persons (as hereinafter defined) identified in Appendix A hereto, as the Original Agreement has been amended by the amendments and addenda set forth in Appendix B hereto, adds an additional party hereto, Southwestern Bell Wireless Holdings, Inc., a Delaware corporation ("SBW") and provides that the Persons identified in Appendix C hereto shall no longer be parties hereto.


                                    RECITALS:

          A. Simultaneously with the execution hereof, SBW is acquiring certain shares of Series D Preferred Stock (as hereinafter defined) of the Company pursuant to the Purchase Agreement dated as of the date hereof, by and between the Company and SBW (the "PURCHASE AGREEMENT") and agreeing to provide certain services to the Company pursuant to a separate technical services agreement.

          B. Certain of the parties hereto have effected, or agreed to effect, the Recapitalization reflected in Sections 2(a), (b) and (c) hereof.

          C. Pursuant to Section 7(h) of the Original Agreement with respect to the terms hereof generally and Section 4(k) of the Original Agreement with respect to the registration rights provisions, holders of a sufficient number of Shares (as hereinafter defined) have executed this Agreement thereby amending and restating the Original Agreement, as amended to date, in its entirety as set forth herein, for the purpose of regulating certain aspects of the Stockholders' relationships with regard to each other and the Company.

          D. Immediately after the execution hereof, the Stockholders (as hereinafter defined) will consist of (i) Carlyle HighwayMaster Investors, L.P., Carlyle HighwayMaster Investors II, L.P., H.M. Rana Investments Limited, TC Group, L.L.C., Mark D. Ein, Chase Manhattan Investment Holdings, Inc. and Archery Partners (the "CARLYLE ENTITIES"), (ii) Clipper/Merban, L.P., Clipper/Merchant Partners, L.P. and Clipper


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Capital Associates, L.P. (the "CLIPPER ENTITIES"), (iii) Erin Mills
International Investment Corporation, The Erin Mills Investment Corporation and The Erin Mills Development Corporation (the "ERIN MILLS COMPANIES"), (iv) William C. Kennedy, Jr., Donald M. Kennedy, William C. Saunders, Robert S. Folsom and Robert T. Hayes and (v) SBW.

          E. Simultaneously with the execution hereof, the Company is issuing to SBW a warrant certificate for warrants (the "Warrants") for 5,000,000 shares of Common Stock (as hereinafter defined) in consideration for SBW entering into the transactions contemplated by the Purchase Agreement and the other Transaction Documents (as hereinafter defined).

                         AGREEMENT:

          NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the Company and Stockholders agree as follows:

          Section 1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

          "AFFILIATE" of any specified person or entity means any person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with such person or entity.

          "ANTI-TAKEOVER PROVISION" shall have the meaning set forth in Section 5(g) hereto.

          "BENEFICIALLY OWN" (and correlative terms) means, with respect to any shares of Common Stock or other securities, to be entitled, directly or indirectly through one or more intermediaries, to all material incidents of ownership with respect to such securities, including, but not limited to, (i) the right to vote such securities (in the case of voting securities), (ii) subject to any transfer restrictions, the right to dispose of such securities and to receive any proceeds realized from the disposition thereof and (iii) the right to receive any dividends and other distributions with respect to such securities.

          "BY-WORD STOCKHOLDER" means each of William C. Kennedy, Jr., Donald M. Kennedy, William C. Saunders, Robert T. Hayes and Robert S. Folsom.

          "CARLYLE ENTITIES" shall have the meaning set forth in the Recitals hereto.


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

          "CARLYLE STOCKHOLDER" means each of the Carlyle Entities and any Permitted Assign (as hereinafter defined) who acquires shares of Common Stock directly or indirectly from a Carlyle Stockholder and who executes a supplemental agreement as contemplated in Section 6(b) hereof, in his, her or its capacity as a holder of Common Stock.

          "CLASS B COMMON STOCK" means the new class of Company Common Stock, par value $0.01 per share, to be authorized as contemplated in Section 2(e) hereof, the terms of which are set forth on Exhibit B to the Purchase Agreement.

          "CLIPPER ENTITIES" shall have the meaning set forth in the Recitals hereto.

          "CLIPPER STOCKHOLDER" means each of the Clipper Entities.

          "COMMISSION" means the Securities and Exchange Commission.

          "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company and any other capital stock of the Company into which such Common Stock is reclassified or reconstituted.

          "COMPANY COMMON STOCK" means the Common Stock and the Class B Common Stock.

          "DEMAND REGISTRATION" shall have the meaning set forth in Section 4(b) hereof.

          "DIRECTOR" means a member of the Board of Directors of the Company.

          "ERIN MILLS COMPANIES" shall have the meaning set forth in the Recitals hereto.

          "ERIN MILLS STOCKHOLDER" means each of the Erin Mills Companies and any Permitted Assign who acquires shares of Common Stock directly or indirectly from an Erin Mills Company and who executes a supplemental agreement as contemplated in Section 6(b) hereof and, solely for purposes of Section 4 hereof, Robert S. Folsom and Robert T. Hayes, in each case in his, her or its capacity as a holder of Common Stock.

          "EXCLUDED OPTIONS" means options, warrants, rights or obligations to acquire Common Stock issued by any Person other than the Company.


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          "EXCLUDED RELATED PARTY" means, with respect to any Stockholder, a
Related Party of such Stockholder which either (i) is a natural person or (ii) is not an Affiliate of such Stockholder.

          "EXEMPT TRANSFER" shall mean the meaning set forth in Section 3(d) hereof.

          "EXISTING LINE OF BUSINESS" shall have the meaning set forth in
Section 5(g) hereof.

          "INCENTIVE STOCK OPTION PLAN" means the HM Holding Corporation 1994 Incentive Stock Option Plan, as adopted by the Company's Board of Directors and as amended from time to time, providing for the grant to certain management employees of the Company and its Subsidiaries of options to purchase shares of Common Stock.

          "MAJORITY IN INTEREST" means, with respect to any specified group of Stockholders, Stockholders included in such group which hold more than fifty percent (50%) of the aggregate shares of Common Stock held collectively by such group of Stockholders on a Fully Diluted Basis (as hereinafter defined).

          "ON A FULLY DILUTED BASIS" with respect to the Company's Common Stock means on a basis that takes into account the number of shares of Common Stock which are issued and outstanding plus the number of shares of Common Stock issuable upon conversion of any outstanding Series D Preferred Stock and, once authorized and issued, Class B Common Stock or pursuant to outstanding options, warrants, rights or obligations to purchase or subscribe for shares of Common Stock or securities of the Company which are exchangeable or exercisable into shares of Common Stock as of the applicable date of determination, other than the Warrants, Excluded Options and employee stock options.

          "PERMITTED ASSIGN" shall have the meaning set forth in Section 6(b) hereof.

          "PERSON" means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.

          "PIGGYBACK REGISTRATION" shall have the meaning set forth in
Section 4(a) hereof.


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          "PUBLIC TRANSFEREE" means any subsequent holder of Common Stock who acquires Shares from a Stockholder pursuant to an effective registration statement under the Securities Act (as hereinafter defined) or pursuant to Rule 144 promulgated thereunder.

          "RECAPITALIZATION AGREEMENT" means the Recapitalization Agreement, dated as of the date hereof, among the Company, certain Erin Mills Stockholders, Carlyle Stockholders and Clipper Stockholders, a copy of which is attached as Exhibit A hereto.

          "RECAPITALIZATION SHARES" shall have the meaning set forth in
Section 4(c) hereof.

          "REGULATORY RELIEF" means that SBC Communications, Inc. or its Affiliates, in their sole judgment, have obtained all necessary federal and state regulatory approvals to provide landline, interLATA long-distance service pursuant to the Communications Act of 1934, as amended by The Telecommunications Act of 1996.

          "RELATED PARTY" with respect to any Stockholder means: (A) an Affiliate of such Stockholder; (B) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, or owners, or persons holding a controlling interest of which consist of such Stockholder and/or its Affiliates; (C) with respect to any Stockholder who is an individual, such Stockholder's spouse, siblings, children or parents; (D) with respect to any Stockholder which is a partnership, such Stockholders' partners as of the date hereof; and (E) with respect to any Stockholder which is a corporation, such Stockholder's stockholders as of the date hereof.

          "SBW STOCKHOLDER" means SBW and any Affiliate of SBW who acquires Shares from SBW and who executes a supplemental agreement as contemplated in
Section 6(b) hereof.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          "SERIES D PREFERRED STOCK" means the Series D Participating Convertible Preferred Stock, par value $.01 per share, of the Company, the Certificate of Designation for which is set forth in Exhibit A to the Purchase Agreement.

          "SHARES" means (i) any shares of the capital stock of the Company and
(ii) any securities convertible into, and any rights, options or warrants exchangeable or exercisable for, any of the shares of the capital stock of the Company, in either case, at any time outstanding.

          "STOCKHOLDERS" means the By-Word Stockholders, the Carlyle Stockholders, the Clipper Stockholders, the Erin Mills Stockholders and the SBW Stockholders.

          "SUBSIDIARY" of any specified person or entity means a corporation or other entity of which a majority of the voting power of the equity securities or other equity interests is owned, directly or indirectly, by such specified person or entity or any Subsidiary of such specified person or entity.

          "TRANSACTION DOCUMENTS" shall have the meaning set forth in the Purchase Agreement.

          "TRANSFER" shall have the meaning set forth in Section 3(a) hereof. "WARRANTS" shall have the meaning set forth in the Recitals hereto.

          Section 2. THE RECAPITALIZATION; AMENDMENT OF CERTIFICATE OF INCORPORATION.

          (a)  ERIN MILLS COMPANIES.

          (1) $10 MILLION INVESTMENT. Simultaneously with the execution hereof, Erin Mills International Investment Corporation and one of its affiliates are investing $10.0 million in cash in the Company in exchange for 800,000 shares of Common Stock, as provided in the Recapitalization Agreement.

          (2) SERIES B PREFERRED STOCK. Simultaneously with the execution hereof, the Series B Preferred Stock owned by The Erin Mills
     Development Corporation and certain of its affiliates and by Robert S. Folsom and Robert T. Hayes is being exchanged for 864,000 shares of Common Stock, as provided in the Recapitalization Agreement.

          (b) CARLYLE AND CLIPPER ENTITIES. Simultaneously with the execution hereof, the promissory notes in the aggregate principal amount of approximately $12.7 million held by certain Carlyle Stockholders and the Clipper Stockholders together with accrued and unpaid interest in the amount of approximately $63,000, which were issued by the Company pursuant to the Note Exchange and Amendments Agreement, dated


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

as of May 26, 1995, are being converted into shares of Common Stock at a price of $12.50 per share, as provided in the Recapitalization Agreement.

          (c) TERMINATION OF SUBSCRIPTION AGREEMENT. Simultaneously with the execution hereof, the Company, certain Carlyle Stockholders and the Clipper Stockholders are terminating certain provisions of the Subscription Agreement, dated as of February 4, 1994, as provided in the Recapitalization Agreement.

          (d) BYLAWS. Simultaneously with the execution hereof, the Company has amended the Bylaws as set forth as Exhibit B hereto.

          (e) AMENDMENT OF CERTIFICATE OF INCORPORATION. The Stockholders listed on Appendix D have granted written consents and irrevocable proxies to SBW covering the shares of Common Stock owned by them with respect to the amendment of the Certificate of Incorporation as set forth on Exhibit B to the Purchase Agreement and the issuance of the Common Stock pursuant to the exercise of the Warrants, and SBW has delivered to the Company written consents covering such shares, and immediately following the issuance of the Series D Preferred Stock, will deliver to the Company a written consent covering such shares, each approving such amendment. On the twentieth day following the mailing of an information statement to the Company's stockholders in compliance with Regulation 14C promulgated under the Securities Exchange Act of 1934, the Company will cause the Certificate of Amendment to be filed with the Secretary of State of the State of Delaware.

          Section 3.     TRANSFER OF SECURITIES

          (a) GENERAL PROHIBITION ON TRANSFER. None of the Stockholders shall sell, assign, transfer, pledge, encumber or in any way dispose of ("TRANSFER") any Shares unless (i) such Stockholder shall have delivered to the Company an opinion of counsel to such Stockholder, in form and substance reasonably satisfactory to the Company, to the effect that such Transfer is exempt from the registration requirements of the Securities Act or (ii) the registration requirements of the Securities Act have been complied with in connection with such Transfer, provided, however, that the Company shall be entitled in its sole discretion to waive the requirement that an opinion of counsel be delivered pursuant to this Section 3(a) if it determines that a Transfer is in accordance with applicable law.

          (b) TRANSFER BY FIRST REFUSAL STOCKHOLDERS. None of the Carlyle Stockholders, the Erin Mills Stockholders (other than Robert S. Folsom and


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

     Robert T. Hayes), William C. Kennedy, Jr. or William C. Saunders (collectively the "First Refusal Stockholders") shall Transfer any Shares unless (i) such First Refusal Stockholder has complied with the provisions of this Section 3(c) to the extent applicable to such Transfer and (ii) the transferee (if other than a Public Transferee or an Excluded Related Party) has agreed to become a party to, and be bound by the terms of, Section 3 of this Agreement pursuant to a supplemental agreement hereto in form and substance reasonably satisfactory to the Company and SBW, executed by such transferee (provided, however, that the requirement set forth in this clause (ii) shall not apply to any transferee (other than a Permitted Assign or a transferee pursuant to Section 3(d) who is not an Excluded Related Party) acquiring Shares from a Seller (as hereinafter defined) after the earlier of (A) the date of Regulatory Relief and (B) September 27, 1997 pursuant to a sale effected by such Seller in compliance with the provisions of subsection (c) below). Notwithstanding the foregoing, no First Refusal Stockholder shall be required to execute a supplemental agreement.

          (c)  RIGHT OF FIRST REFUSAL.

               (i) If any First Refusal Stockholder (a "SELLER") receives a bona fide offer, which the Seller desires to accept ("Offer") to purchase any or all of the Shares (the "TRANSFER STOCK") then owned by such Seller from any person (an "Offeror"), such Seller shall notify SBW in writing of the terms of such Offer, which notice shall identify the Offeror, the price offered, and all the other material terms and conditions of such Offer. In addition, if a Seller wishes to sell to the public pursuant to a registration statement under the Securities Act or pursuant to Rule 144 promulgated thereunder (a "Public Sale"), the Seller shall notify SBW in writing of the proposed terms of the Public Sale, which Public Sale shall also constitute an Offer for the purposes hereof. The Seller shall provide a written notice (the "NOTICE") of an Offer to SBW promptly, but in no event later than five
     (5) business days following the determination by the Seller that it desires to accept an Offer which does not relate to a Public Sale.
     The Notice shall contain an irrevocable offer to sell the Transfer Stock to SBW at a price equal to the price and upon substantially the same terms as the terms contained in such Offer; provided, however, that (A) if such Offer shall relate to a proposed Public Sale, the Notice shall offer to sell the Transfer Stock at a price determined by the Seller (which in the case of a registered public offering shall not be higher than the price the Seller in good faith


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

     believes can be obtained in such offering), minus, in the case of a registered public offering pursuant to a firm commitment underwriting, customary underwriting commissions, and (B) if the terms of the Offer entitle the Offeror to purchase the Transfer Stock for securities of such Offeror (the "OFFERED SECURITIES") or other property, SBW shall be entitled to purchase the Transfer Stock for an amount of cash equal to the fair market value of the Offered Securities or such other property. SBW shall have the irrevocable right and option (the "RIGHT OF FIRST REFUSAL"), to accept such irrevocable offer as to all Shares as to which the Offer is made (except in the event of a Public Sale pursuant to Rule 144, in which event SBW may accept as to any number of Shares) by providing the Seller with an irrevocable written notice of acceptance within fifteen (15) business days, or, in the case of a Public Sale pursuant to Rule 144, five (5) business days, after the date the Notice is received (the "NOTICE PERIOD"). The closing of the purchases of the Transfer Stock by SBW shall take place at the principal office of SBW no later than the fifth (5th) business day after the acceptance by SBW. At such closing, SBW shall deliver a certified check or checks or wire transfer in the appropriate amount to the Seller against delivery of certificates representing the Transfer Stock so purchased, duly endorsed in blank by the person or persons in whose name a stock certificate is registered or accompanied by a duly executed assignment separate from the certificate with the signatures thereon guaranteed by a commercial bank or trust company. If SBW does not elect to purchase the Transfer Stock during the Notice Period or if SBW fails or refuses for any reason (including, but not limited to, the existence of any requirement that SBW obtain any required regulatory approval) to complete the closing of the purchase of any Transfer Stock upon the day specified above, the Seller shall have ninety (90) days from the end of the Notice Period (the "SALES PERIOD") in which to Transfer all of the Transfer Stock pursuant to the Offer to the Offeror or in a Public Sale, it being understood that (A) in a registered public offering the sales price may be greater than or less than the Offer price and (B) in any other transaction the sales price and other terms of the Transfer may be more favorable to the Seller than those set forth in the Notice. In addition, Seller may not knowingly make a Public Sale to any purchaser which Seller knows to own in excess of 5% of the Common Stock, provided that this restriction shall not create any duty of inquiry on the part of the Seller. Promptly after any sale pursuant to this Section 3(c), the Seller shall notify SBW of the consummation thereof and shall furnish such evidence of the completion (including time of completion) of such sale


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

     and of the terms thereof as SBW may reasonably request. If, at the termination of the Sales Period, the Seller has not completed the sale of the Transfer Stock to the Offeror or in a Public Sale, all of the restrictions on Transfer contained in this Section 3(c) shall again be in effect with respect to all such Seller's Transfer Stock.

          (d) EXEMPT TRANSFER. The following transactions shall constitute "EXEMPT TRANSFERS" for the purpose of Section 3 and shall be exempt from the requirements of subsection (c), but not subsections
     (a) and (b): (i) a Transfer of Shares by a First Refusal Stockholder to SBW, (ii) a Transfer by a Stockholder of Shares by will or intestate succession to such Stockholder's executors, administrators, testamentary trustees, legatees or beneficiaries, (iii) a Transfer of Shares by a Stockholder to any Related Party of such Stockholder and
     (iv) a Transfer of Shares (A) by any Carlyle Stockholder to any other Carlyle Stockholder or to any Clipper Stockholder, (B) by any Erin Mills Stockholder to any other Erin Mills Stockholder or (C) by William C. Kennedy, Jr. or William C. Saunders to any By-Word Stockholder, or (vi) a Transfer of Shares that has been approved in writing by SBW as an Exempt Transfer.

          (e)  RESTRICTIONS ON SBW.   No SBW Stockholder shall Transfer any
     Series D Preferred Stock or Class B Common Stock except to an Affiliate of SBW.

          Section 4.     REGISTRATION RIGHTS.

          (a)  PIGGYBACK REGISTRATION RIGHTS.

          (1) RIGHT TO PIGGYBACK. Subject to the last sentence of this subsection (1), whenever the Company proposes to register any shares of Common Stock (or securities convertible into or exchangeable for, or options, warrants or other rights to acquire, Common Stock) with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act (other than (A) registrations on Form S-4 or Form S-8 and (B) the registration of the Recapitalization Shares (as hereinafter defined) pursuant to subsection (c) below) and the registration form to be used may be used for the registration of the Registrable Securities (as defined in subsection (k) below) (a "PIGGYBACK REGISTRATION"), the Company will give written notice to all Stockholders, at least thirty-five (35) days prior to the


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


     anticipated filing date, of its intention to effect such a registration, which notice will specify the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and will, subject to subsection
     (a)(2) below, include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) business days after the effectiveness of the Company's notice. Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for registration has been timely received will be registered by the Company and offered to the public in a Piggyback Registration pursuant to this Section 4 on terms and conditions at least as favorable as those applicable to the registration of shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) to be sold by the Company and by any other person selling under such Piggyback Registration.

          (2) PRIORITY ON PIGGYBACK REGISTRATIONS. If the managing underwriter or underwriters, if any, advise the holders of Registrable Securities in writing that in its or their reasonable opinion or, in the case of a Piggyback Registration not being underwritten, the Company shall reasonably determine (and notify the holders of Registrable Securities of such determination), after consultation with an investment banker of nationally recognized standing, that the number or kind of securities proposed to be sold in such registration (including Registrable Securities to be included pursuant to subsection (a)(1) above) will materially adversely affect the success of such offering (including, without limitation, a material impact on the selling price), the Company will include in such registration the number of securities, if any, which, in the opinion of such underwriter or underwriters, or the Company, as the case may be, can be sold, without having a material adverse effect on the success of such offering, as follows: (i) first, the shares the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by SBW, the Carlyle Stockholders, the Clipper Stockholders and the Erin Mills Stockholders, pro rata among such requesting Stockholders on the basis of their respective holdings of Common Stock on a Fully Diluted Basis, and (iii) third, the Registrable Securities requested to be included in such registration by the By-Word Stockholders, pro rata among such requesting


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

     Stockholders on the basis of their respective holdings of Common Stock on a Fully Diluted Basis.

          (3) SELECTION OF UNDERWRITERS. If any Piggyback Registration is an underwritten offering, the Company (by action of the Board of Directors) will select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be of nationally recognized standing and reasonably acceptable to the holders of a majority of the Registrable Securities included therein.

          (b)  DEMAND REGISTRATION RIGHTS.

          (1) RIGHT TO DEMAND REGISTRATION. Each of (A) the Carlyle Stockholders and the Clipper Stockholders as a group; (B) the Erin Mills Stockholders as a group and (C) SBW (each referred to herein as a "DEMANDING GROUP") shall have the right on the number of occasions set forth in subsection (b)(2) to make a written request of the Company for registration with the Commission, under and in accordance with the provisions of the Securities Act, of all or part of their Registrable Securities (a "DEMAND REGISTRATION"); PROVIDED, that (x) the Company shall not effect a Demand Registration unless such Demand Registration has been requested by persons holding at least a majority of the Registrable Securities held by the Demanding Group on the date of such written request and unless the number of Shares to be sold in such Demand Registration by the Demanding Group is at least 1,000,000 shares of Common Stock, (y) if the Board of Directors determines in the exercise of its reasonable judgment that, due to a pending or contemplated acquisition or disposition, to effect such Demand Registration at such time would have a material adverse effect on the Company, the Company may defer such Demand Registration for a single period not to exceed one hundred eighty (180) days (but if the Company elects to defer any Demand Registration pursuant to the terms of this sentence, no Demand Registration shall be deemed to have occurred for purposes of this Agreement) and (z) the Company shall be obligated to effect only the number of Demand Registrations set forth in subsection 4(b)(2) below. Within ten (10) days after receipt of the request for a Demand Registration, the Company will send written notice (the "NOTICE") of such registration request and its intention to comply therewith to all Stockholders who are holders of Registrable Securities and, subject to subsection (3) below, the Company will include in such registration all


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

     Registrable Securities of such Stockholders with respect to which the Company has received written requests for inclusion therein within twenty (20) business days after the effectiveness of the Notice. All requests made pursuant to this subsection (b)(1) will specify the aggregate number of Registrable Securities requested to be registered and will also specify the intended methods of disposition thereof.

          (2) NUMBER OF DEMAND REGISTRATIONS. Each Demanding Group shall be entitled to two (2) Demand Registrations, and the expenses of each (including the fees and expenses of a total of one counsel for the Demanding Group in accordance with subsection (f)(2) below) shall be borne by the Company. A Demand Registration shall not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective by the Commission and maintained continuously effective for a period of at least three months or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration.

          If the Company elects to issue and sell and ultimately sells any equity securities pursuant to any Registration Statement filed in connection with a Demand Registration, then such Registration shall be deemed not to be a Demand Registration for purposes of determining the number of Demand Registrations granted by this Agreement.

          (3) PRIORITY ON DEMAND REGISTRATIONS. If in any Demand Registration the managing underwriter or underwriters thereof (or in the case of a Demand Registration not being underwritten, the holders of a majority of the Registrable Securities held by the Demanding Group after consultation with an investment banker of nationally recognized standing), advise the Company in writing that in its or their reasonable opinion the number of securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering without having a material adverse effect on the success of the offering (including, without limitation, an impact on the selling price), the Company will include in such registration only the number of securities that, in the reasonable opinion of such underwriter or underwriters (or such holders of Registrable Securities held by the Demanding Group, as the case may be) can be sold without having a material adverse effect on the success of the offering, as follows: (i) first, the Registrable Securities requested to be included in such Demand

     Registration by the Demanding Group, pro rata, among such Stockholders on the basis of their respective holdings of Common Stock on a Fully Diluted Basis, (ii) second, the Registrable Securities requested to be included in such Demand Registration by the Erin Mills Stockholders and SBW (if the Demanding Group is the Carlyle Stockholders and the Clipper Stockholders), or the Carlyle Stockholders and the Clipper Stockholders, as a group, and SBW (if the Demanding Group is the Erin Mills Stockholders), or the Carlyle Stockholders and the Clipper Stockholders, as a group, and the Erin Mills Stockholders (if the Demanding Group is SBW), in all such cases pro rata among such Stockholders on the basis of their respective holdings of Common Stock on a Fully Diluted Basis,
     (iii) third, shares to be issued and sold by the Company and requested to be included in such Demand Registration, and (iv) fourth, the Registrable Securities requested to be included in such Demand Registration by the By-Word Stockholders, pro rata among such requesting Stockholders on the basis of their respective holdings of Common Stock on a Fully Diluted Basis.

          (4) SELECTION OF UNDERWRITERS. If a Demand Registration is an underwritten offering, the holders of a majority of the Registrable Securities to be included in such Demand Registration held by members of the Demanding Group that initiated such Demand Registration will select a managing underwriter or underwriters of recognized national standing to administer the offering, which managing underwriter or underwriters shall be reasonably acceptable to the Company.

          (c) REGISTRATION OF RECAPITALIZATION SHARES. Within a reasonable period prior to each Registration Date (as hereinafter defined), the Company shall prepare and file with the Commission a registration statement on an appropriate form in order to register the Recapitalization Shares under the Securities Act for sale in one or more privately negotiated transactions or in open market transactions effected on any stock exchange on which the Common Stock is then listed, or if not so listed, on any automated quotation system to which the Common Stock is then admitted to trading; provided, however, that if the Board of Directors determines in the exercise of its reasonable judgment that, due to a pending or contemplated acquisition or disposition, to effect such registration at such time would have a material adverse effect on the Company, the Company may defer such registration for a single period not to exceed ninety (90) days. The Company shall use its reasonable best efforts to have each such registration statement declared effective by the Commission as promptly as reasonably practicable after the filing thereof with the Commission; provided, however, that (i) no sales of Recapitalization Shares shall be effected pursuant to any such registration statement prior to March 31, 1997 and
(ii) sales of an aggregate of no more than one-half of the total number of Recapitalization Shares shall be effected pursuant to any such registration statement prior to September 27, 1997, such dates being referred to as the "Registration Dates". In addition, the Company shall use its reasonable best efforts to keep such registration statement effective for a period of at least three months after the applicable Registration Date. As used herein, the term "Recapitalization Shares" shall mean the shares of Common Stock issued pursuant to the Recapitalization Agreement to Erin Mills International Investment Corporation as described in Section 2(a)(1) hereof and to certain Carlyle Stockholders and Clipper Stockholders as described in Section 2(b) hereof.

          (d) REGISTRATION PROCEDURES. With respect to any Piggyback Registration or Demand Registration and (except as expressly provided in subsection (c) above) the registration to be effected pursuant to subsection (c) above (generically, a "REGISTRATION"), the Company will, subject to subsections 4(a)(2) and 4(b)(3), as expeditiously as practicable:

          (1) prepare and file with the Commission, within 60 days after mailing the applicable Notice, a registration statement or registration statements (the "REGISTRATION STATEMENT") relating to the applicable Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof; PROVIDED that the Company will include in any Registration Statement on a form other than Form S-1 all information that the holders of the Registrable Securities so to be registered shall reasonably request and shall include all financial statements required by the Commission to be filed therewith, cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD") or any securities exchange on which the Common Stock may then be listed, and use its reasonable best efforts to cause such Registration Statement to become effective promptly; PROVIDED, FURTHER, that before filing a Registration Statement or prospectus related thereto (a "PROSPECTUS") or any amendments or supplements thereto, the Company will furnish to the holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such holders and underwriters and their respective counsel, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of a majority of the Registrable Securities covered by such Registration Statement, the Demanding Group, if a Demand Registration, or the underwriters, if any, shall reasonably object;

          (2) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep each Registration Statement effective for the applicable period, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus, PROVIDED, that the Company shall not be deemed to have used its reasonable best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law, and PROVIDED, FURTHER that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of subsection (11) of this subsection
     (d), if applicable;

          (3) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such person or entity) confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by subsection (14) below cease to be true and correct, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (F) of any other correspondence from the Commission with respect to the Registration and (G) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not materially misleading;

          (4) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

          (5) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and either the holders of a majority of the Registrable Securities being sold or the Demanding Group, if a Demand Registration, agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment promptly following notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (6) furnish to each selling holder of Registrable securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (7) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such selling holder of Registrable Securities and underwriters may reasonably request; the Company consents to the use in accordance with applicable law of each Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

          (8) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as any seller or underwriter reasonably requests in writing, considering the amount of Registrable Securities proposed to be sold in each such jurisdiction, and do any and all other acts or things necessary or reasonably advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; PROVIDED that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (9) cooperate in all reasonable respects with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

          (10) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

          (11) upon the occurrence of any event contemplated by subsection
     (3)(F) above, prepare a supplement or post effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (12) cause all Registrable Securities covered by any Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, or cause such Registrable Securities to be authorized for trading on the Nasdaq National Market if any similar securities issued by the Company are then so authorized, if requested by the holders of a majority of such Registrable Securities, the Demanding Group, if a Demand Registration, or the managing underwriters, if any;

          (13) provide a CUSIP number for all Registrable Securities, not later than the effective date of the applicable Registration
     Statement;

          (14) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registration is an underwritten Registration (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (B) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities being sold) addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters; (C) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (D) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures set forth in subsection (f) below with respect to all parties to be indemnified pursuant to said subsection; and (E) the Company shall deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with subsection 3(G) of this subsection (d) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

          (15) make available (at reasonable times and places) for inspection by a representative of the holders of a majority of the Registrable Securities, any underwriter participating in any disposition pursuant to such Registration, and any attorney or accountant retained by the sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; PROVIDED, that any records, information or documents that are designated by the company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order or any regulatory body having jurisdiction;

          (16) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12)-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or
     (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve (12)-month periods; and

          (17) promptly prior to the filing of any document that is to be incorporated by reference into any Registration Statement or Prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to the selling holders of Registrable Securities and to the managing underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request.

          The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the proposed distribution of such securities as the Company may from time to time reasonably request in writing.

          Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (3)(G) of this subsection (d), such holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such holder's receipt of copies of the supplemented or amended Prospectus as contemplated by subsection (11) of this subsection (d), or until it is advised in writing (the "ADVICE") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods referred to in subsection (2) of this subsection (d) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by subsection (11) of this subsection
     (d) or the Advice.

          (e)  RESTRICTIONS ON PUBLIC SALE.

          (1) PUBLIC SALE BY HOLDERS OF REGISTRABLE SECURITIES. To the extent not inconsistent with applicable law, each Stockholder, if requested by the managing underwriter or underwriters for any Demand Registration or Piggyback Registration, agrees not to effect any public sale or distribution of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the 15 business days prior to, and during the ninety (90)-day period (or such shorter period as may be agreed to by such holders) beginning on, the effective date of the applicable Registration Statement (except as part of such Registration).

          (2) PUBLIC SALE BY THE COMPANY AND OTHERS. If requested by the managing underwriter or underwriters for any underwritten Demand Registration or Piggyback Registration, (i) the Company will not effect any public sale or distribution of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) during the fifteen (15) business days prior to, and during the ninety
     (90)-day period beginning on the effective date of such Registration and (ii) the Company will cause each holder of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period described in clause (i) above (except as part of such Registration, if otherwise permitted).

          (3) OTHER REGISTRATIONS. If the Company has previously filed a Registration Statement with respect to Registrable Securities, and if such previous Registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) under the Securities Act (except on Form S-8 or any similar successor form), whether on its own behalf or at the request of any holder or holders of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), until a period of at least three (3) months has elapsed from the effective date of such previous Registration; provided, that if the holders of fifty percent (50%) or more of the aggregate number of Registrable Securities included in such previous Registration shall agree in writing, such period may be shortened to a period specified by such holders.

          (f)  REGISTRATION EXPENSES.

          (1) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, including, without limitation, all registration and filing fees, the fees and expenses of the counsel and accountants for the Company (including the expenses of any "cold comfort" letters and special audits required by or incident to the performance of such persons), all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the Prospectus included therein, the costs and expenses incurred by the Company in connection with the qualification of the Registrable Securities under the state securities or "blue sky" laws of various jurisdictions, the costs and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), the costs and expenses of listing the Registrable Securities for trading on a securities exchange or authorizing them for trading on NASDAQ and all other costs and expenses incurred by the Company in connection with any Registration hereunder; PROVIDED, that, except as otherwise provided in subsection
     (2) below, each Stockholder shall bear the costs and expenses of any underwriters' commissions, brokerage fees or transfer taxes relating to the Registrable Securities sold by such Stockholders and the fees and expenses of any counsel, accountants or other representative retained by Stockholder.

          (2) Notwithstanding the foregoing and except as provided below, in connection with each Registration hereunder, the Company will reimburse the Stockholders who are holders of Registrable Securities being registered in any Registration hereunder for (i) the reasonable fees and disbursements of not more than one counsel, which counsel shall be chosen (x) by the holders of a majority of the Registrable Securities to be included therein that are held by the Demanding Group, in the case of a Demand Registration and (y) otherwise, by the holders of a majority of all

     Registrable Securities to be included therein, and (ii) the reasonable out-of-pocket expenses (including travel costs) of the holders of Registrable Securities in connection with such Registration.

          (g)  INDEMNIFICATION.

          (1) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, to the full extent permitted by law, each Stockholder, its officers, directors, partners and agents and each person who controls such Stockholder (within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of a Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to such Stockholder furnished in writing to the Company by such Stockholder in its capacity as a selling Stockholder expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities; PROVIDED, HOWEVER, if pursuant to an underwritten public offering of Registrable Securities, the Company and any underwriters enter into an underwriting or purchase agreement relating to such offering that contains provisions relating to indemnification and contribution between the Company and such underwriters, such provisions shall be deemed to govern indemnification and contribution as between the Company and such underwriters.

          (2) INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. In connection with any Registration in which a Stockholder is participating, each such Stockholder will furnish to the Company in writing such information with respect to such Stockholder as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the full extent permitted by law, the

     Company, the directors and officers of the Company signing the Registration Statement and each person who controls the Company (within the meaning of the Securities Act and the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement or Prospectus or preliminary Prospectus (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to such Stockholder so furnished in writing by such Stockholder in its capacity as a selling Stockholder specifically for inclusion therein. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information with respect to such persons or entities so furnished in writing by such persons or entities or their representatives specifically for inclusion in any Prospectus or Registration Statement.

          (3) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person or entity entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party after the receipt by the indemnified party of a written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party will claim indemnification or contribution pursuant to this Agreement; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subparagraphs (1) and (2), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

          (4) CONTRIBUTION. If for any reason the indemnification provided for in the preceding subparagraphs (1) and (2) is unavailable to an indemnified party as contemplated by the preceding clauses (1) and (2), then the indemnifying party in lieu of indemnification shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no Stockholder shall be required to contribute in an amount greater than the difference between the net proceeds received by such Stockholder with respect to the sale of any Shares and all amounts already contributed by such Stockholder with respect to such claims, including amounts paid for any legal or other fees or expenses incurred by such Stockholder.

          (h) RULE 144. The Company agrees that at all times after it has filed a registration statement pursuant to the requirements of the Securities Act relating to any class of equity securities of the Company, it will file in a timely manner all reports required to be filed by it pursuant to the Securities Act and the Exchange Act and will take such further action as any holder of Registrable Securities may reasonably request in order that such holder may effect sales of Common Stock pursuant to Rule 144. At any reasonable time and upon request of any Stockholder, the Company will furnish such Stockholder and others with such information as may be necessary to enable the Stockholder to effect sales of Common Stock pursuant to Rule 144 under the Securities Act and will deliver to such Stockholder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

          (i) PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Stockholder may participate in any underwritten Registration hereunder unless such Stockholder
(i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to select the underwriter pursuant to subsections 4(a)(3) and (4)(b)(4) above, and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

          (j) OTHER REGISTRATION RIGHTS. The Company will not grant to any person (including the Stockholders) any demand or piggyback registration rights with respect to the Common Stock of the Company (or securities convertible into or exchangeable or exercisable for Common Stock) other than piggyback registration rights that are not inconsistent with the terms of this Section 4. To the extent that the Company grants to any person registration rights with respect to any securities of the Company having provisions more favorable to the holders thereof than the provisions contained in this Agreement, the Company will confer comparable rights to the holders of Registrable Securities under this Agreement. Except as provided herein, the Company will not grant any registration rights that would permit any person or entity the right to piggyback on any Demand Registration.

          (k) DEFINITION OF REGISTRABLE SECURITIES. "REGISTRABLE SECURITIES" means the shares of Common Stock now owned or hereafter acquired by any Stockholder, but with respect to any share, only until such time as such share
(i) has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it or (ii) has been sold to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act and the Legend referred to in Section 6(a) has been removed from the certificate representing such share (at which time such share shall cease to be a Registrable Security).

          (l) AMENDMENTS AND WAIVERS. The provisions of this Section 4, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given unless approved by the Company in writing and the Company has obtained the written consent of Stockholders holding at least eighty-five percent
(85%) of the then outstanding Registrable Securities (including for such purposes all securities convertible into or exchangeable for Registrable Securities, other than the Warrants). Notwithstanding the foregoing, any amendment, waiver or consent that materially and adversely affects any of the By-Word Stockholders as a group, the Erin Mills Stockholders as a group, the Carlyle Stockholders as a group, the Clipper Stockholders as a group or SBW differently from the other Stockholders, shall require the prior written approval of the holders of at least a Majority in Interest of Stockholders who are then members of the group or the entity so affected.

          Section 5.     GOVERNANCE.

          (a) Within fifteen days after the execution hereof, the total number of members of the Board of Directors will be reduced to six, which number shall be adjusted from time to time in order to give effect to the provisions of subsection (b) below. The Company and the Stockholders hereby agree to take, at any time and from time to time, all action necessary (including, without limitation, voting the shares of Company Common Stock owned or controlled by such Stockholder, calling special meetings of stockholders, executing and delivering written consents and requiring designees to resign) to establish the number of total number of directors as provided herein.

          (b) At all times from and after fifteen days after the execution hereof (except for the addition of a second Independent Director, which shall occur no later than the date of the next annual meeting of the stockholders of the Company), the Board of Directors of the Company (the "BOARD") shall be composed of Directors to be designated in the manner set forth below. The Company and each Stockholder hereby agree to take, at any time and from time to time, all action necessary (including, without limitation, voting the shares of the Company Common Stock owned or controlled by such Stockholder, calling special meetings of stockholders and executing, delivering written consents and requiring designees to resign) to elect Directors as provided herein. Prior to the receipt of Regulatory Relief, the Board shall be composed of seven (7) members, of which two (2) Directors shall be persons designated by a Majority in Interest of the Erin Mills Stockholders, two (2) Directors shall be persons designated by a Majority in Interest of the By-Word Stockholders (one of which shall be the chief executive officer of the Company), one (1) Director shall be a person designated by a Majority in Interest of the Carlyle Stockholders and two (2) additional Directors (or, if determined by the Nominating Committee as hereinafter provided, three (3) additional Directors) shall be persons who are not employed by the Company or affiliated with any party to this Agreement ("Independent Directors"). SBW shall be entitled to designate one non-director delegate who shall be entitled to receive notice of, in accordance with the provisions of Section 11.6 of the Bylaws with respect to Class B Directors, and to attend all meetings of the Board and to receive all materials received by Directors, but who shall not be a member of the Board of Directors, shall have no fiduciary duties to the Company, to the Board or stockholders of the Company and shall not be entitled to vote at meetings of the Board. Upon the conversion of the Series D Preferred Stock into Class B Common Stock, the number of Directors shall be increased by one who shall be a person designated by SBW and the right to a non-director delegate shall terminate. If SBW and its Affiliates Beneficially Own 20% or more of the Common Stock (including Common Stock issuable upon conversion of Series D Preferred Stock or Class B Common Stock or other convertible securities or upon the exercise of any outstanding options, warrants, rights or obligations, other than shares issuable upon exercise of the Warrants and Excluded Options) on a Fully Diluted Basis, the number of Directors shall further be increased by one and the additional Director shall also be a designee of SBW. For so long as SBW or its Affiliates hold Class B Common Stock, one or both of SBW's designees will be elected by SBW as the holder of the Class B Common Stock and will be Class B Directors, with the rights set forth in the terms of such Class B Common Stock and the Bylaws, and which directors will have the corporate authority to sign a stockholder consent of SBW on behalf of each of the SBW Stockholders.

          All Independent Directors shall be nominated by a committee consisting of one Director designated by the Erin Mills Stockholders, one Director designated by the By-Word Stockholders, one Director designated by the Carlyle Stockholders and, following receipt of Regulatory Relief, one Director designated by SBW (the "Nominating Committee"). The Nominating Committee also shall determine whether to increase the number of Independent Directors to three (3).

          Notwithstanding the foregoing, no Stockholder or group of Stockholders shall be entitled to designate any Director or have such designee serve on the Nominating Committee if the percentage of Common Stock (including Common Stock issuable upon conversion of outstanding securities or upon the exercise of any outstanding options, warrants, rights or obligations other than the Warrants and Excluded Options) Beneficially Owned by such Stockholder or group of Stockholders falls below 5% (or, with respect to the Erin Mills Stockholders and By-Word Stockholders, 20% for the right to designate two Directors and 5% for the right to designate one Director) on a Fully Diluted Basis. If By-Word has only one designee, it shall be the chief executive officer of the Company if the chief executive officer is a By-Word Stockholder. Upon the failure of any Stockholder or group of Stockholders to maintain the required percentage, the Stockholder or group of Stockholders shall require its designee to resign and the size of the Board may, in the determination of the Nominating Committee, either be reduced to eliminate such the resulting vacancy on the Board or remain the same (in which case, the resulting vacancy on the Board will be filled by a Director nominated by the Nominating Committee), provided that the Stockholders agree that if the chief executive officer is not a By-Word designee, in accordance with the provisions hereof, the chief executive officer shall be nominated by the Nominating Committee.

          (c) Pursuant to Article VII of the Incentive Stock Option Plan, the Board shall appoint a three-person Compensation Committee to administer the Incentive Stock Option Plan. Following receipt of Regulatory Relief, a Director designated by SBW shall serve on the Compensation Committee. The Compensation Committee shall be comprised of only non-management Directors serving on the Board. Each Stockholder hereby agrees to take, at any time and from time to time, all action necessary (including, without limitation, voting the shares of the Common Stock owned or controlled by such Stockholder, calling special meetings of stockholders and executing and delivering written consents) to cause the Board to appoint to the Compensation Committee the number of persons meeting the requirements of this subsection.

          (d) The Stockholders agree that no Director may be removed except at the request of the holders of a majority of the shares of Common Stock entitled to appoint such Director in accordance with Section 5(b), and each Stockholder hereby agrees to take all action necessary (including, without limitation, voting the shares of Common Stock owned or controlled by such Stockholder, calling special meetings of stockholders and executing and delivering written consents) for the purpose of accomplishing the purposes of this Agreement. If a vacancy on the Board occurs by reason of the death, removal, resignation, retirement or election not to serve of a designee, the remaining Directors and the Company shall cause the vacancy thereby created to be filled by a new designee as soon as possible (the "REPLACEMENT DIRECTOR"), who is designated in the same manner and by the same persons specified in Section 5(b) as the Director being replaced had been, and the Company and each Stockholder hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same; PROVIDED, HOWEVER, that if any group fails to designate a representative in accordance with Section 5(b) above for a period of thirty (30) consecutive days, then such vacancy shall be filled by the Nominating Committee until such time as the Replacement Director is designated in accordance with
Section 5(b), at which time the term of the Director not elected in accordance with Section 5(b) shall expire.

          (e) In addition to any compensation to which the members of the Board may be entitled, the Company shall reimburse each Director for the reasonable out-of-pocket expenses incurred by such Director (including, without limitation, reasonable fees and expenses of counsel, accountants, or representatives, if any) involved with such Director's services as a member of the Company. In addition, the Company shall obtain and maintain at all times during which this Agreement remains in effect, at the cost and expense of the Company, director liability insurance policies covering each member of the Board. Such director liability insurance policies shall be provided by a reputable nationally recognized insurance carrier and shall provide coverage in such amounts and on such terms as may be reasonably acceptable to each member of the Board. Should SBW so request, the Company will enter into contractual indemnification arrangements with the Director reasonably satisfactory to SBW.

          (f) In addition to any vote or consent of the Board of Directors or its stockholders required by law or the Certificate of Incorporation, including the terms of Series D Preferred Stock and the Class B Common Stock, the affirmative vote of a majority of the entire Board of Directors (not merely a quorum) shall be necessary for authorizing, effecting or validating the following actions:

          (i) the approval of any annual budget or business plan for the Company or any Subsidiary of the Company or the deviation by the Company or any such Subsidiary from any annual budget for the Company or such Subsidiary approved by the Board of Directors by more than five percent (5%);

          (ii) any capital expenditure or expenditures by the Company or any Subsidiary of the Company which, individually or in the aggregate, exceeds $1,000,000;

          (iii) the hiring or termination by the Company or any Subsidiary of the Company of any officer or senior management employee of the Company or such Subsidiary;

          (iv) directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans;

          (v) (A) sell, lease, transfer or otherwise convey, or permit any Subsidiary to sell, lease, transfer or otherwise convey, any assets representing five percent (5%) or more of the consolidated assets of the Company and its Subsidiaries, (B) consolidate or merge with, or permit any Subsidiary to consolidate or merge with, any Person, (C) reclassify or otherwise change, or permit any Subsidiary to reclassify or otherwise change, any capital stock of the Company or any Subsidiary or (D) dissolve, liquidate or wind-up the Company or permit any Subsidiary to dissolve, liquidate or wind up such Subsidiary.

          (vi) except as expressly contemplated by the Purchase Agreement or the any of the Transaction Documents, authorize, issue or enter into any agreement providing for the issuance, or permit any Subsidiary to authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) in excess of an aggregate of $5,000,000 (A) any notes or debt securities containing equity features (including, without limitation, any note or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities, or containing profit participation features) or (B) any capital stock or other equity securities, or any securities convertible into or exchangeable for any capital stock or other equity securities, other than issuances pursuant to the Incentive Stock Option Plan;

          (vii) acquire, or permit any Subsidiary to acquire, in one transaction or a series of related transactions, any capital stock, other equity interests or assets of any Person for aggregate consideration in excess of $5,000,000;

          (viii) enter into, or permit any Subsidiary to enter into, any agreement, contract, lease or commitment on the part of the Company or such Subsidiary involving the payment or provision of consideration by or to the Company or such Subsidiary, the fair market value of which exceeds $1,000,000;

          (ix) make any capital expenditure, or permit any Subsidiary to make any capital expenditure, in excess of $1,000,000;

          (x) except as expressly contemplated by the Purchase Agreement, amend the Certificate of Incorporation, or the Company's bylaws or file any resolution of the board of directors with the Secretary of State of the State of Delaware containing any provisions which would adversely affect or otherwise impair the rights of the holders of the Common Stock;

          (xi) enter into, or permit any Subsidiary to enter into, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, employees, stockholders or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which such Person or individual own, in the aggregate, a more than 10% beneficial interest, except for (A) customary employment arrangements and benefit programs on arms' length terms and (B) agreements, transactions, commitments or arrangements on arms' length terms and approved by a majority of the Company's disinterested directors; or

          (xii) enter into, or permit any Subsidiary to enter into, any agreement to do or effect any of the foregoing.

     (g) Following the receipt of Regulatory Relief, if SBW does not hold any Series D Preferred Stock or Class B Common Stock but does own at least
1.6 million shares of Common Stock (including Common Stock issuable upon conversion of outstanding securities or upon the exercise of any outstanding options, warrants, rights or obligations, other than the Warrants and Excluded Options) on a Fully Diluted Basis, the approval of SBW shall be required for the following actions:

          (i) the approval of any annual budget or business plan for the Company or any Subsidiary of the Company or the deviation by the Company or any such Subsidiary from any annual budget for the Company or such Subsidiary approved by the Board of Directors by more than five percent (5%);

          (ii) issuance by the Company of any equity securities, including securities convertible into equity securities (other than (A) the grant of employee stock options (subject to the proviso set forth in (D) below), (B) the issuance of equity securities in accordance with the terms of the Purchase Agreement or any of the other Transaction Documents), (C) the issuance of equity securities upon the exercise or conversion of securities or employee stock options that are outstanding as of the date hereof or (D) the issuance of equity securities after giving effect to the consummation of the transactions contemplated hereby or employee stock options granted hereafter, PROVIDED, HOWEVER, that there shall not be outstanding at any time employee stock options for more than 1.5 million shares of Common Stock plus the options granted to William C. Kennedy, Jr. and William C. Saunders that are outstanding at September 27, 1996) or incurrence of any indebtedness for borrowed money or evidenced by bonds, notes or debentures, provided that the Company can incur up to $5 million in indebtedness in any year without the consent of SBW;

          (iii) the hiring or termination by the Company of its chief executive officer, chief operating officer or chief financial officer;

          (iv) the Company's entering into any lines of business which is not its Existing Line of Business (as hereinafter defined) or any joint ventures, partnerships or similar arrangements;

          (v) the Company's exiting its Existing Line of Business (as hereinafter defined) or disposing of assets (other than telecommunications equipment and other assets sold in the ordinary course of business) in any year with a value in excess of $500,000 or which are otherwise material to the Company's operations;

          (vi) the adoption, implementation or acceptance (including the failure to opt out) of any Anti-Takeover Provision not in effect as of the date hereof that would be applicable to, and, in the reasonable determination of SBW, adversely affect, SBW and its Affiliates; or

          (vii) the taking of any corporate action that would reduce the number of Shares held by SBW and its Affiliates to fewer than 1.6 million shares of Common Stock such that SBW no longer has the right to approve any of the actions specified in this subsection (g).

          As used in this subsection (g), the terms set forth below shall have the following respective meanings;

          "Anti-takeover Provision" means (i) any provision of the certificate of incorporation or bylaws of the Company or any contract, agreement or plan to which the Company is a party or by which it is bound or any statutory provision enacted after the date hereof which is applicable to the Company which the Company may opt out of if the effect of such provision would be to materially delay, hinder or prevent a change in control of the

Company or (ii) a stockholder rights plan or "poison pill," including the provisions of any preferred stock or common stock purchase rights issued pursuant thereto; provided, however, that such term shall not include any customary change of control provisions contained in employment agreements between the Company and any of its directors, officers or other employees or in any plans or agreements relating to stock options or other awards of equity securities made by the Company to any such persons.

          "Existing Line of Business" means a non-facilities based, enhanced service provider that offers fleet management and/or status or information about vehicles and/or location capabilities through mobile communications service.

          (h) The Board shall hold, during the term of this Agreement, regularly scheduled, in-person meetings no less frequently than six times per year.

          (i) At all times during which this Agreement remains in effect, each Stockholder hereby agrees to take all action necessary (including, without limitation, voting the shares of the Company's Common Stock owned or controlled by such Stockholder, calling special meetings of stockholders and executing and delivering written consents) to ensure that the By-Laws of the Company provide that the information listed on Schedule A hereto shall be provided to each member of the Board of Directors, at the time and in the manner required by the provisions of Schedule A.

          (j) The Company and each Stockholder agrees not to, and to cause its designees on the Board not to, without the prior approval of SBW, alter, amend, repeal or replace the Bylaws set forth on Exhibit B hereto or to enact any Bylaws inconsistent therewith.

          (k) For the purpose of this Section 5, Chase Manhattan Investment Holdings, Inc., Archery Partners and their respective assigns shall not be considered Carlyle Stockholders.

          Section 6.     MISCELLANEOUS.

          (a) LEGEND. The certificates representing the capital stock of the Company held by each of the Stockholders shall bear the following legend (provided that with respect to SBW and any certificates issued after the date hereof such legend shall refer to this Agreement):

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES OR SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND ANY SIMILAR REQUIREMENTS OF ANY APPLICABLE STATE SECURITIES LAW. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF FEBRUARY 4, 1994, A COPY OF WHICH IS AVAILABLE UPON REQUEST FROM THE SECRETARY OF THE COMPANY."

          If any capital stock of the Company becomes eligible for sale pursuant to Rule 144(k) promulgated under the Securities Act, the Company shall, subject to applicable law and upon the request of any holder of such capital stock, remove the legend set forth in this Section 6(a) from the certificates evidencing the shares of such capital stock held by such holder. In addition, (i) in connection with any Transfer of shares of any capital stock of the Company pursuant to any public offering registered under the Securities Act or pursuant to Rule 144 (or any similar rule or rules then in effect promulgated under the Securities Act) if such rule is available or
(ii) if the holder of any shares of capital stock of the Company delivers to the Company an opinion of counsel reasonably acceptable to the Company that no subsequent Transfer of such shares shall require registration under the Securities Act, the Company shall promptly upon such Transfer deliver new certificates for such shares which do not bear the legend set forth in this
Section 6(a).

          (b) SUCCESSORS, ASSIGNS AND TRANSFEREES. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, heirs, legatees, successors and permitted assigns. The only permitted assigns (each, a "Permitted Assign") are as follows: (i) each of the Clipper Stockholders shall be entitled to assign any of its rights under this Agreement to any other Clipper Stockholder; (ii) each of the Carlyle Stockholders shall be entitled to assign any of its rights under this Agreement to any other Carlyle Stockholder or any Related Party of a Carlyle Stockholder (other than an Excluded Related Party); (iii) each of the By-Word Stockholders shall be entitled to assign any of its rights under this Agreement to any other By-Word Stockholder; (iv) each of the Erin Mills Stockholders shall be entitled to assign any of its rights under this Agreement to any other Erin Mills Stockholder or any Related Party of an Erin Mills Stockholder (other than an Excluded Related Party) and (v) SBW shall be entitled to assign any of its rights under this Agreement to any of its Affiliates. No party hereto shall be entitled to assign any of its rights under this Agreement to any Person which is otherwise a Permitted Assign hereunder unless, concurrently with such assignment, such party is Transferring all or a portion of the Shares owned by it to such Person in compliance with the terms and provisions set forth herein and such Person executes a supplemental agreement hereto in form and substance reasonably satisfactory to the Company pursuant to which such Person agrees to become a party to, and be bound by, this Agreement.

          (c) SPECIFIC PERFORMANCE, ETC. The Company and each Stockholder, in addition to being entitled to exercise all rights provided herein, in the Company's Certificate of Incorporation or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Stockholder agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware without giving effect to the conflict of laws provisions thereof.

          (e) INTERPRETATION. The headings of the sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

          (f) NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. SBW agrees to give the Company written notice when Regulatory Relief has been obtained. Any such notice shall be deemed given when so delivered personally, sent by facsimile transmission or, if mailed, three (3) business days after the date of deposit in the United States mail, by certified mail return receipt requested, as follows:

          (i)  If to the Company to:

               HighwayMaster Communications, Inc.
               16479 Dallas Parkway, Suite 710
               Dallas, Texas 75248
               Attention: William Kennedy
               Telecopier: (972) 930-7263
               with a copy (which shall not constitute notice) to:

               Baker & Botts, L.L.P.
               2001 Ross Avenue
               Dallas, Texas  75201
               Attention:  Geoffrey L. Newton
               Telecopier: (214) 953-6503

          (ii) If to any of the Carlyle Entitles, to

               c/o The Carlyle Group, L.P.
               1001 Pennsylvania Avenue, N.W.
               Suite 220 South
               Washington, D.C. 20004-2505
               Attention: Mark D. Ein
               Telecopier: (202) 347-1818

               with a copy (which shall not constitute notice) to:

               Latham & Watkins
               1001 Pennsylvania Avenue, N.W.
               Suite 1300
               Washington, D.C. 20004-2505
               Attention: Bruce E. Rosenblum, Esq.
               Telecopier:  (202) 637-2201

         (iii) If to any of the Clipper Entities, to

               The Clipper Group, L.P.
               12 East 49th Street
               New York, N.Y. 10017
               Attention: Daniel V. Cahillane
               Telecopier: (212) 318-1360

               with a copy (which shall not constitute notice) to:

               Weil, Gotshal & Manges, LLP
               767 Fifth Avenue
               New York, N.Y. 10153
               Attention: Howard Chatzinoff
               Telecopier: (212) 310-8007

          (iv) If to any of the Erin Mills Companies, to

               Erin Mills International
               Trident House, Suite 204(a)
               Broad Street
               Bridgetown, Barbados
               West Indies
               Attention: Stephen Greaves
               Telecopier:  (809) 436-2120

               with a copy (which shall not constitute notice) to:

               7501 Keele Street, Suite 500
               Concord, Ontario L4K 1Y2
                    Canada
               Attention: Gerry C. Quinn
               Telecopier: (416) 736-8373

          (v)  If to any of the By-Word Stockholders, to:

               HighwayMaster Communications, Inc.
               16479 Dallas Parkway
               Suite 710
               Dallas, Texas 75248
               Attention: William Kennedy
               Telecopier: (972) 930-7263

          (vi) If to Chase Manhattan Investment Holdings, Inc. or Archery
Partners:

               The Chase Manhattan Bank
               One Chase Plaza
               New York, NY 10081
               Attention: William K. Luby
               Telecopier: (212) 552-2958

               with a copy (which shall not constitute notice) to:

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, IL 60601
               Attention: Emile Karafiol
               Telecopier: (312) 861-2200

         (vii) If to Southwestern Bell Wireless Holdings, Inc.

               Southwestern Bell Wireless Holdings, Inc.
               17330 Preston Road
               Suite 100A
               Dallas, Texas 75252
               Attention: President
               Telecopier:  (972) 733-2012

               and to:

               SBC Communications, Inc.
               175 E. Houston
               San Antonio, Texas 78205
               Attention: General Attorney, Mergers & Acquisitions
               Telecopier: (210) 351-3488

               with a copy (which shall not constitute notice) to:

               Sullivan & Cromwell
               125 Broad Street
               New York, New York  10004
               Attention: Janet T. Geldzahler
               Telecopier: (212) 558-3588


Any party may change its address for notice by written notice to the other parties in accordance with this provision.

          (g)  TERMINATION.   This Agreement will terminate and the Original
Agreement, as in effect on the date prior to the date hereof, will be deemed to be in effect if the Purchase Agreement is terminated pursuant to Section 2(c) thereof. Sections 3(b) and (c) hereof shall terminate at that time that SBW and its Affiliates cease to own at least 1.6 million shares of Common Stock (including Common Stock issuable upon conversion of outstanding securities or upon the exercise of any outstanding options, warrants, rights or obligations, other than the Warrants and Excluded Options).

          (h) INSPECTION AND COMPLIANCE WITH LAW. Copies of this Agreement will be available for inspection or copying by any Stockholder at the offices of the Company through the Secretary of the Company.

          (i) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this paragraph (h), may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given, except by a written instrument executed by (i) the Company, (ii) a Majority in Interest of the By-Word Stockholders, (iii) a Majority in Interest of the Carlyle Stockholders and the Clipper Stockholders acting as a group, (iv) a Majority in Interest of the Erin Mills Stockholders and (v) SBW; PROVIDED, HOWEVER, that amendments of or modification to Section 4 will be subject to the requirements of Section 4(k). No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

          (j) TRANSFER VOID. Any Transfer of any security of the Company in violation of this Agreement shall be null and void and the Company covenants and agrees that it will not register or otherwise recognize a Transfer (whether for the purposes of shareholder voting or in connection with the distribution of dividends or other corporate assets) of any securities which it has reason to believe was effected in violation of this Agreement.

          (k) COUNTERPARTS. This Agreement may be executed in one or more counterparts, by the original parties hereto and any successor in interest, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

          (l) ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

          (m) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                           HIGHWAYMASTER COMMUNICATIONS, INC.,



                           By: /s/  WILLIAM C. SAUNDERS
                               ------------------------------------------------
                           Name: William C. Saunders
                                 ----------------------------------------------
                           Title: President
                                  ---------------------------------------------


                           SOUTHWESTERN BELL WIRELESS HOLDINGS, INC.


                           By: /s/  STAN SIGMAN
                               ------------------------------------------------
                           Name: Stan Sigman
                                 ----------------------------------------------
                           Title: President & Chief Executive Officer
                                  ---------------------------------------------


                           CARLYLE-HIGHWAYMASTER INVESTORS, L.P.
                           By:  TC Group, L.L.C., its General Partner


                           By: /s/  MARK D. EIN
                               ------------------------------------------------
                           Name: Mark D. Ein
                                 ----------------------------------------------
                           Title: Vice-President of Managing Member of TC Group
                                  ---------------------------------------------


                           CARLYLE-HIGHWAYMASTER INVESTORS II, L.P.
                           By:  TC Group, L.L.C., its General Partner


                           By: /s/  MARK D. EIN
                               ------------------------------------------------
                           Name: Mark D. Ein
                                 ----------------------------------------------
                           Title: Vice-President of Managing Member of TC Group
                                  ---------------------------------------------

                                   H.M. RANA INVESTMENTS LIMITED


                                   By: /s/ Fahad A. Almubarak
                                      -----------------------------------------

                                      By:
                                         --------------------------------------
                                           Name: Fahad A. Almubarak
                                                -------------------------------
                                           Title: President
                                                 ------------------------------


                                   TC GROUP, L.L.C.


                                   By: /s/  MARK D. EIN
                                      -----------------------------------------
                                       Name: Mark D. Ein
                                            -----------------------------------
                                       Title: Vice-President of Managing Member
                                             ----------------------------------


                                   /s/  MARK D. EIN
                                   --------------------------------------------
                                   Mark D. Ein



                                   CHASE MANHATTAN INVESTMENT HOLDINGS, INC.


                                   By: /s/  JEFFREY C. WALKER
                                      -----------------------------------------
                                   Name: Jeffrey C. Walker
                                        ---------------------------------------
                                   Title: Chief Executive Officer
                                         --------------------------------------


                                   ARCHERY PARTNERS

                                   By: /s/  JEFFREY C. WALKER, Managing Partner
                                      -----------------------------------------
                                      its General Partner


                                      By:
                                         --------------------------------------
                                         Name: Jeffrey C. Walker
                                              ---------------------------------
                                         Title: Managing Partner
                                               --------------------------------

                                   CLIPPER CAPITAL ASSOCIATES, L.P.
                                   By:  Clipper Capital Associates, Inc.
                                        its General Partner


                                        By: /s/  DANIEL V. CAHILLANE
                                           ------------------------------------
                                           Name: Daniel V. Cahillane
                                                -------------------------------
                                           Title: Treasurer & Secretary
                                                 ------------------------------


                                   CLIPPER/MERCHANT PARTNERS, L.P.
                                   By:  Clipper Capital Associates, L.P.,
                                        its General Partner
                                        By:  Clipper Capital Associates, Inc.
                                             its General Partner


                                             By: /s/  DANIEL V. CAHILLANE
                                                -------------------------------
                                             Name: Daniel V. Cahillane
                                                  -----------------------------
                                             Title: Treasurer & Secretary
                                                   ----------------------------


                                   CLIPPER/MERBAN, L.P.
                                   By:  Clipper Capital Associates, L.P.
                                        its General Partner
                                        By:  Clipper Capital Associates, Inc.
                                             its General Partner


                                             By: /s/  DANIEL V. CAHILLANE
                                                -------------------------------
                                             Name: Daniel V. Cahillane
                                                  -----------------------------
                                             Title: Treasurer & Secretary
                                                   ----------------------------

                                   ERIN MILLS INTERNATIONAL INVESTMENT
                                     CORPORATION


                                   By: /s/  STEPHEN L. GREAVES
                                      -----------------------------------------
                                       Name: Stephen L. Greaves
                                            -----------------------------------

                                       Title: General Manager
                                             ----------------------------------


                                   THE ERIN MILLS DEVELOPMENT CORPORATION


                                   By: /s/  G. C. QUINN
                                      -----------------------------------------
                                       Name: G. C. Quinn
                                            -----------------------------------
                                       Title: Executive Vice-President
                                             ----------------------------------


                                   THE ERIN MILLS INVESTMENT CORPORATION


                                   By: /s/  G. C. QUINN
                                      -----------------------------------------
                                       Name: G. C. Quinn
                                            -----------------------------------
                                       Title: President
                                             ----------------------------------




                                   /s/  WILLIAM C. KENNEDY, JR.
                                   --------------------------------------------
                                   William C. Kennedy, Jr.


                                   --------------------------------------------
                                   Donald M. Kennedy


                                   /s/  WILLIAM C. SAUNDERS
                                   --------------------------------------------
                                   William C. Saunders


                                   /s/  ROBERT T. HAYES by Douglas Dunlap
                                          attorney-in-fact
                                   --------------------------------------------
                                   Robert T. Hayes


                                   /s/  ROBERT S. FOLSOM by Haddon O. Winckler
                                          attorney-in-fact
                                   --------------------------------------------
                                   Robert S. Folsom

     The undersigned are executing this Agreement solely for the purpose of evidencing their approval of the amendment and restatement of the Original Agreement (as amended from time to time) in its entirety as set forth herein, it being understood that the undersigned shall not be deemed Stockholders for purposes of this Agreement and shall not have any rights or obligations hereunder.

                                   /s/  MARGARET D. FOLSOM
                                   --------------------------------------------
                                   Margaret D. Folsom


                                   /s/  R. STEPHEN FOLSOM
                                   --------------------------------------------
                                   Steven R. Folsom


                                   --------------------------------------------
                                   Joann Hayes


                                   /s/  CYNTHIA ANN HAYES
                                   --------------------------------------------
                                   Cynthia Ann Hayes


                                   /s/  ALICIA ELLEN HAYES
                                   --------------------------------------------
                                   Alicia Ellen Hayes

                                                                      APPENDIX A

                                ORIGINAL PARTIES

Carlyle-HighwayMaster Investors, L.P.
Carlyle-HighwayMaster Investors II, L.P.
Chase Manhattan Investment Holdings, Inc.
Clipper/Merban, L.P.
Clipper/Merchant Partners, L.P.
Clipper Capital Associates, L.P.
Erin Mills International Investment Corporation
FU Enterprises Ltd.
By-Word Technologies, Inc.
Robert S. Folsom
Robert T. Hayes

                                                                      APPENDIX B








                             AMENDMENTS AND ADDENDA

     1.   Addendum No. 1 to Subscription Agreement and Stockholders
Agreement by and among HM Holding Corporation, Carlyle-HighwayMaster Investors, L.P., Carlyle-HighwayMaster Investors II, L.P., H.M. Rana Investments Limited, TC Group, L.L.C., Chase Manhattan Investment Holdings, Inc., Clipper/Merban, L.P., Clipper Merchant Partners, L.P., Clipper Capital Associates, L.P., Erin Mills International Investment Corporation, FU Enterprises Ltd., By-Word Technologies, Inc., Robert S. Folsom and Robert T. Hayes.

     2. Consent of Security Holders of HM Holding Corporation and Second Amendment to Stockholders' Agreement, dated November, 1994, among HM Holding Corporation, By-Word Technologies, Inc., the former shareholders of By-Word Technologies, Inc. listed on EXHIBIT A, Clipper/Merban, L.P., Clipper Merchant Partners, L.P., Clipper Capital Associates, L.P., Carlyle-HighwayMaster Investors, L.P., Carlyle-HighwayMaster Investors II, L.P., TC Group, L.L.C., H.M. Rana Investments Limited, Chase Manhattan Investment Holdings, Inc., Erin Mills International Investment Corporation, Robert S. Folsom and Robert T. Hayes.

     3. Joinder Agreement to Stockholders Agreement executed as of January 3, 1995 by Mark D. Ein.

     4. Third Amendment to Stockholders Agreement, dated as of April 28, 1995, among HighwayMaster Communications, Inc., Archery Partners, Chase Manhattan Investment Holdings, Inc., Carlyle-HighwayMaster Investors, L.P., Carlyle-HighwayMaster Investors II, L.P., H.M. Rana Investments Limited, TC Group, L.L.C., Clipper/Merban, L.P., Clipper Merchant Partners, L.P., Clipper Capital Associates, L.P., Erin Mills International Investment Corporation, Robert S. Folsom, Margaret D. Folsom, R. Stephen Folsom, Robert T. Hayes, Cynthia Ann Hayes, Alicia Ellen Hayes, Joann Hayes, William C. Saunders, William C. Kennedy, Jr. and Donald M. Kennedy.

     5. Note Exchange and Amendments Agreement, dated as of May 26, 1995, among HighwayMaster Communications, Inc., Archery Partners, Chase Manhattan Investment Holdings, Inc., Carlyle-HighwayMaster Investors, L.P., Carlyle-HighwayMaster Investors II, L.P., H.M. Rana Investments Limited, TC Group, L.L.C., Clipper/Merban, L.P., Clipper Merchant Partners, L.P., Clipper Capital Associates, L.P.,

Erin Mills International Investment Corporation, Robert S. Folsom, Margaret
D. Folsom, R. Stephen Folsom, Robert T. Hayes, Cynthia Ann Hayes, Alicia Ellen Hayes, Joann Hayes, William C. Saunders, William C. Kennedy, Jr., Donald M. Kennedy, Mark D. Ein and The Erin Mills Investment Corporation.

                                                                      APPENDIX C

                                 FORMER PARTIES

Margaret D. Folsom
R. Stephen Folsom
Joann Hayes
Cynthia Ann Hayes
Alicia Ellen Hayes

                                                                      APPENDIX D


CERTAIN STOCKHOLDERS                                            NUMBER OF SHARES


 Erin Mills International Investment Corporation                      8,141,706
 William C. Kennedy, Jr.                                              2,029,318
 Carlyle-HighwayMaster Investors, L.P.                                1,805,727
 William C. Saunders                                                    892,015
 Clipper/Merban, L.P.                                                   530,930
 Clipper/Merchant Partners, L.P.                                        524,209
 H.M. Rana Investments Limited                                          423,802
 T.C. Group, L.L.C.                                                     291,315
 Robert S. Folsom                                                       280,000
 Carlyle-HighwayMaster Investors II, L.P.                               170,071
























                                     D-1